Exhibit 99.1

Brookline Bancorp, Inc. Completes Acquisition of PCSB Financial Corporation

BOSTON, MA; January 3, 2023 (GLOBE NEWSWIRE) -- Brookline Bancorp, Inc. (NASDAQ: BRKL) (“Brookline”), today announced that it has completed its acquisition of PCSB Financial Corporation (NASDAQ: PCSB) (“PCSB”), a $1.9 billion bank holding company based in Yorktown Heights, New York, effective January 1, 2023. PCSB’s bank subsidiary, PCSB Bank, now operates as a separate subsidiary of Brookline Bancorp and has 15 banking offices throughout the Lower Hudson Valley of New York State.

Michael P. Goldrick assumed the role of President and CEO of PCSB Bank on January 1st. Prior to his appointment as President and CEO, Mr. Goldrick served as PCSB Bank’s Executive Vice President and Chief Lending Officer.

Brookline also announced that Willard I. Hill, Jr., has joined the Brookline Board of Directors and has stepped down from the PCSB Bank Board. From 2017 until his appointment to the Brookline Board of Directors, Mr. Hill served on the PCSB Financial Corporation and PCSB Bank boards.

Paul Perrault, Chairman and Chief Executive Officer of Brookline, commented on the transaction, “I am pleased to welcome the customers and employees of PCSB Bank to Brookline Bancorp. The addition of PCSB Bank to our growing family of banks represents a unique opportunity for us to expand our banking operations into one of the country’s largest markets.” Mr. Perrault continued, “We look forward to deepening the already strong bonds PCSB has forged within the community.”

“The addition of Willard Hill, Jr. to our board and the appointment of Michael Goldrick as President and CEO of PCSB Bank ensures a smooth transition and continued growth at PCSB Bank for years to come. I look forward to working with both of these seasoned leaders.”

In connection with the merger, Paul Perrault will join the PCSB Bank Board of Directors, and the Board will be comprised of Mr. Perrault, William V. Cuddy, Jr., Kevin B. Dwyer, Jeffrey D. Kellog, Matthew G. McCrosson, Joseph D. Roberto, Karl A. Thimm, Michael T. Weber, Richard F. Weiss, Marsha Gordon, and Robert C. Lusardi.

ABOUT BROOKLINE BANCORP, INC.

Brookline Bancorp, Inc., a bank holding company with approximately $11 billion in assets and branch locations in eastern Massachusetts, Rhode Island and the Lower Hudson Valley of New York State, is headquartered in Boston, Massachusetts and operates as the holding company for Brookline Bank, Bank Rhode Island, and PCSB Bank. The Company provides commercial and retail banking services and cash management and investment services to customers throughout Central New England and the Lower Hudson Valley of New York State. More information about Brookline Bancorp, Inc. and its banks can be found at the following websites: www.brooklinebank.com, www.bankri.com and pcsb.com.

FORWARD-LOOKING STATEMENTS

Certain of the statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” and “estimate,” and similar expressions, are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking, including statements about the benefits to Brookline of the merger, Brookline’s future financial and operating results and its plans, objectives, and intentions. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of Brookline to differ materially from any results, performance, or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties, and other factors include, among others, (1) the risk that the cost savings and any revenue synergies from the merger may not be realized or take longer than anticipated to be realized, (2) the risk that the cost savings and any revenue synergies from the merger may not be realized or may take longer than anticipated to realize, (3) disruption from the merger, with customer, supplier, or employee relationships, (4) the possibility that the amount of the costs, fees, expenses, and charges related to the merger may be greater than anticipated, including as a result of unexpected or unknown factors, events, or liabilities, (5) the risk of successful integration of the two companies’ businesses, including the risk that the integration of PCSB’s operations with those of Brookline will be materially delayed or will be more costly or difficult than expected, (6) the risk of expansion into new geographic or product markets, (7) reputational risk and the reaction of the parties’ customers to the merger, (8) the risk of potential litigation or regulatory action related to the merger, (9) the dilution caused by Brookline’s issuance of additional shares of its common stock in the merger, and (10) general competitive, economic, political, and market conditions. Additional factors which could affect the forward-looking statements can be found in Brookline’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, in each case filed with the SEC and available on the SEC’s website at http://www.sec.gov. Brookline disclaims any obligation to update or revise any forward-looking statements contained in this communication, which speak only as of the date hereof, whether as a result of new information, future events, or otherwise.

INVESTOR CONTACT:

Contact:	Carl M. Carlson
Brookline Bancorp, Inc.
Co-President, Chief Financial and Strategy Officer
(617) 425-5331
ccarlson@brkl.com